UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
         Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported )	December 14, 2007

FairPoint Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-56365	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 East Morehead Street, Suite 250, Charlotte, North Carolina		28202
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(704) 344-8150

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 – Regulation FD Disclosure

On December 14, 2007, the Board of Directors of FairPoint Communications, Inc. (the “Company”) declared a dividend of $0.39781 per share (the “Dividend”) on the Company’s common stock, par value $.01 per share. The Dividend is payable on January 16, 2008 to shareholders of record at the close of business on December 31, 2007.

Item 8.01 – Other Events

On December 14, 2007, the Company issued a press release announcing the Dividend. A copy of the press release is being furnished by being attached hereto as Exhibit 99.1.

Item 9.01 – Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

99.1	Press Release dated December 14, 2007.

The information in this Current Report, including the exhibits attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section.  The information in this Current Report, including the exhibits attached hereto, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

By:	/s/ John P. Crowley
Name: John P. Crowley
Title: Executive Vice President and Chief Financial Officer

Date:  December 14, 2007